                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                     TENDER OF UNITS OF BENEFICIAL INTEREST
                                       OF
                BURLINGTON RESOURCES COAL SEAM GAS ROYALTY TRUST

     As set forth in the "THE TENDER OFFER -- 2. Procedures for Tendering Units" of the Offer to Purchase (as defined below), this Notice of Guaranteed Delivery, or one substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates representing Units of Beneficial Interest (the "Units") of Burlington Resources Coal Seam Gas Royalty Trust, a Delaware business trust (the "Trust"), are not immediately available or if the procedures for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Depositary prior to the Expiration Date (as defined in "THE TENDER OFFER -- 1. Terms of the Offer" of the Offer to Purchase). This Notice of Guaranteed Delivery may be delivered by hand or transmitted by telegram or facsimile transmission or mailed to the Depositary and must include a guarantee by an Eligible Institution (as defined in "THE TENDER OFFER -- 2. Procedures for Tendering Units" of the Offer to Purchase). See "THE TENDER OFFER -- 2. Procedures for Tendering Units" of the Offer to Purchase.

                        The Depositary for the Offer is

                              THE BANK OF NEW YORK

       By Hand Delivery                                                    By Mail:
         or Overnight:              Facsimile Transmission:            Tender & Exchange
       Tender & Exchange                (212) 815-6213                    Department
          Department              (For Eligible Institutions            P.O. Box 11248
      101 Barclay Street                     Only)                   Church Street Station
  Receive and Delivery Window        Confirm by Telephone:            New York, New York
   New York, New York 10286             (800) 507-9357                    10286-11248

                             ---------------------

         DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF
           INSTRUCTIONS VIA FACSIMILE NUMBER, OTHER THAN AS SET FORTH
                  ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

     This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for the Units to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Ladies and Gentlemen:

     The undersigned hereby tenders to San Juan Partners, L.L.C., a Texas limited liability company (the "Purchaser"), upon the terms and subject to the conditions set forth in the Purchaser's Offer to Purchase dated January 20, 1998 (the "Offer to Purchase") and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"), receipt of which is hereby acknowledged, the number of Units shown below pursuant to the guaranteed delivery procedures set forth in "THE TENDER OFFER -- 2. Procedures for Tendering Units" of the Offer to Purchase.

Number of Units                                        Name(s) of Record Holder(s)

-----------------------------------------------------  -----------------------------------------------------

                                                       -----------------------------------------------------
                                                                      (Please Type or Print)

Certificate Nos. For Units (if available)              Address(es) ----------------------------------------

-----------------------------------------------------  -----------------------------------------------------
                                                                       (Including Zip Code)

-----------------------------------------------------  -----------------------------------------------------
                                                                 Area Code and Telephone Number(s)

Complete if Units will be tendered by book-entry       Sign Here
  transfer:
                                                       -----------------------------------------------------

                                                       -----------------------------------------------------
Account Number ----------------------------------                          Signature(s)
                                                       Dated ----------------------------------------, 1998
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              THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED

                                        2

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agent's Medallion Program, hereby (a) represents that the tender of Units effected hereby complies with Rule 14e-4 under the Securities Exchange Act of 1934, as amended, and (b) guarantees to deliver to the Depositary either the certificates representing the Units tendered hereby, in proper form for transfer, or a Book-Entry Confirmation (as defined in "THE TENDER OFFER -- 2. Procedures for Tendering Units" of the Offer to Purchase) of a transfer of such Units, in any such case together with a properly competed and duly executed Letter of Transmittal, or a manually signed facsimile thereof, with any required signature guarantees, and any other documents required by the Letter of Transmittal within three New York Stock Exchange, Inc. trading days after the date hereof.

     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Units to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

-----------------------------------------------------       -----------------------------------------------------
                   (Name of Firm)                                                 (Address)

-----------------------------------------------------       -----------------------------------------------------
          (Area Code and Telephone Number)                                 (Authorized Signature)

                                                            -----------------------------------------------------
                                                                                   (Name)

Dated: ---------------------------------------, 1998        -----------------------------------------------------
                                                                                   (Title)

        NOTE: DO NOT SEND CERTIFICATES FOR UNITS WITH THIS NOTICE. UNIT
          CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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